Special Shareholder Meeting (unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock Investment Trust III and its series, John Hancock Greater China Opportunities Fund, was held at 601 Congress Street, Boston, Massachusetts, for the purpose of considering and voting on:

Proposal 1: Election of eleven Trustees as members of the Board of Trustees of John Hancock Investment Trust III.

PROPOSAL 1 PASSED FOR ALL TRUSTEES ON APRIL 16, 2009.

1. Election of eleven Trustees as members of the Board of Trustees of the Trust:
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
James R. Boyle
Affirmative	4,765,674.2924	59.796%	94.606%
Withhold	271,707.9176	3.409%	5.394%
TOTAL	5,037,382.2100	63.205%	100.000%
John G. Vrysen
Affirmative	4,767,414.9854	59.818%	94.641%
Withhold	269,967.2246	3.387%	5.359%
TOTAL	5,037,382.2100	63.205%	100.000%
James F. Carlin
Affirmative	4,748,175.2962	59.576%	94.259%
Withhold	289,206.9138	3.629%	5.741%
TOTAL	5,037,382.2100	63.205%	100.000%
William H. Cunningham
Affirmative	4,765,299.0334	59.791%	94.599%
Withhold	272,083.1766	3.414%	5.401%
TOTAL	5,037,382.2100	63.205%	100.000%
Deborah Jackson
Affirmative	4,762,771.6616	59.759%	94.549%
Withhold	274,610.5484	3.446%	5.451%
TOTAL	5,037,382.2100	63.205%	100.000%
Charles L. Ladner
Affirmative	4,729,428.7122	59.341%	93.887%
Withhold	307,953.4978	3.864%	6.113%
TOTAL	5,037,382.2100	63.205%	100.000%
Stanley Martin
Affirmative	4,766,002.2974	59.800%	94.613%
Withhold	271,379.9126	3.405%	5.387%
TOTAL	5,037,382.2100	63.205%	100.000%
Patti McGill Peterson
Affirmative	4,764,526.5946	59.781%	94.583%
Withhold	272,855.6154	3.424%	5.417%
TOTAL	5,037,382.2100	63.205%	100.000%

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

John A. Moore
Affirmative	4,728,727.9520	59.332%	93.873%
Withhold	308,654.2580	3.873%	6.127%
TOTAL	5,037,382.2100	63.205%	100.000%

Steven R. Pruchansky
Affirmative	4,768,462.8764	59.831%	94.662%
Withhold	268,919.3336	3.374%	5.338%
TOTAL	5,037,382.2100	63.205%	100.000%

Gregory A. Russo
Affirmative	4,767,695.7696	59.821%	94.646%
Withhold	269,686.4404	3.384%	5.354%
TOTAL	5,037,382.2100	63.205%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock Investment Trust III and its series, John Hancock Greater China Opportunities Fund, was held at 601 Congress Street, Boston, Massachusetts, for the purpose of considering and voting on:

Proposal 2: To approve a new form of Advisory Agreement between John Hancock Investment Trust III and John Hancock Advisers, LLC.

PROPOSAL 2 DID NOT PASS ON MAY 5, 2009.

2. Approval of a new form of Advisory Agreement between each Trust and John Hancock
Advisers, LLC.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	2,683,839.9149	33.674%	53.279%
Against	230,716.4347	2.895%	4.580%
Abstain	149,028.8604	1.870%	2.958%
Broker Non-Votes	1,973,797.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

Proposal 3: To approve the following changes to fundamental investment restrictions:

3. Approval of the following changes to fundamental investment restrictions:

PROPOSALS 3A-3F DID NOT PASS ON MAY 5, 2009.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

3A. Revise: Concentration
Affirmative	2,683,057.1491	33.664%	53.263%
Against	230,873.2673	2.897%	4.583%
Abstain	149,654.7936	1.878%	2.971%
Broker Non-Votes	1,973,797.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

3C. Revise: Underwriting

Affirmative	2,694,959.0750	33.814%	53.500%
Against	219,201.4054	2.750%	4.351%
Abstain	149,423.7296	1.875%	2.966%
Broker Non-Votes	1,973,798.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

3D. Revise: Real Estate

Affirmative	2,700,694.0589	33.885%	53.613%
Against	205,425.8011	2.578%	4.078%
Abstain	157,463.3500	1.976%	3.126%
Broker Non-Votes	1,973,799.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

3E. Revise: Loans

Affirmative	2,611,173.9050	32.763%	51.836%
Against	298,417.6094	3.744%	5.924%
Abstain	153,993.6946	1.932%	3.057%
Broker Non-Votes	1,973,797.0010	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

3F. Revise: Senior Securities

Affirmative	2,712,510.8945	34.034%	53.847%
Against	220,175.7521	2.763%	4.371%
Abstain	130,896.5634	1.642%	2.599%
Broker Non-Votes	1,973,799.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

Proposal 4: To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to “compensation” plans.

PROPOSAL 4 DID NOT PASS FOR ANY OF THE CLASSES OF SHARES ON MAY 5, 2009.

Class A—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from
“reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

Affirmative	1,800,772.4499	33.510%	53.189%
Against	176,508.5344	3.285%	5.213%
Abstain	134,802.3017	2.509%	3.982%
Broker Non-Votes	1,273,532.0000	23.699%	37.616%
TOTAL	3,385,615.2860	63.003%	100.000%

Class B—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from
“reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	433,648.5088	35.370%	47.938%
Against	69,160.8305	5.641%	7.646%
Abstain	28,357.9637	2.313%	3.135%
Broker Non-Votes	373,421.0000	30.458%	41.281%
TOTAL	904,588.3030	73.782%	100.000%

Class C—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from
“reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	316,140.1500	24.853%	48.218%
Against	29,254.3570	2.300%	4.462%
Abstain	9,129.5550	.718%	1.392%
Broker Non-Votes	301,124.0000	23.673%	45.928%
TOTAL	655,648.0620	51.544%	100.000%

Proposal 5: To adopt a manager of manager structure.

5. Proposal adopting a manager of manager.

PROPOSAL 5 DID NOT PASS ON MAY 5, 2009.
Affirmative	2,605,146.0157	32.687%	51.716%
Against	289,540.7140	3.633%	5.748%
Abstain	168,898.4793	2.119%	3.353%
Broker Non-Votes	1,973,797.0010	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

Proposal 6: To revise merger approval requirements for the Trust.

PROPOSAL 6 DID NOT PASS ON MAY 5, 2009.

6. Revision to merger approval requirements.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	2,621,998.0369	32.898%	52.051%
Against	284,914.9295	3.575%	5.656%
Abstain	156,669.2436	1.966%	3.110%
Broker Non-Votes	1,973,800.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%